THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 26, 2016 / 12:30PM GMT OVERVIEW: ANF reported 1Q16 net sales of $685m and net loss per diluted share of $0.59. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co. - IR*

Arthur Martinez *Abercrombie & Fitch Co. - Executive Chairman*

Fran Horowitz *Abercrombie & Fitch Co. - President & Chief Merchandising Officer*

Joanne Crevoiserat *Abercrombie & Fitch Co. - EVP & CFO*

CONFERENCE CALL PARTICIPANTS

Christina Bradley *JPMorgan - Analyst*

Adrienne Yih *Wolfe Research - Analyst*

Kate Fitzsimons *RBC Capital Markets - Analyst*

Tiffany Kanaga *Deutsche Bank - Analyst*

Neely Tamminga *Piper Jaffray - Analyst*

Omar Saad *Evercore ISI - Analyst*

John Morris *BMO Capital Markets - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Anna Andreeva *Oppenheimer Capital - Analyst*

Randy Konik *Jefferies - Analyst*

Oliver Chen *Cowen and Company - Analyst*

Marni Shapiro *The Retail Tracker - Analyst*

Alex Pham *Mizuho Securities - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Richard Jaffe *Stifel Nicolaus - Analyst*

PRESENTATION

Operator

Good day and welcome to the Abercrombie & Fitch first-quarter FY16 earnings call. Today's conference is being recorded. (Operator Instructions)

At this time I would like to turn the conference over to Brian Logan. Mr. Logan, please go ahead.

Brian Logan - *Abercrombie & Fitch Co. - IR*

Thank you. Good morning and welcome to our first-quarter earnings call. Earlier this morning we released our first-quarter sales and earnings, income statement, balance sheet, store opening and closing summary, and an updated financial history. Please feel free to reference these materials, which are available on our website.

Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Today's earnings call is being recorded and the replay maybe access via internet at Abercrombie.com under the investors section. Joining me today are Arthur Martinez, Executive Chairman; Fran Horowitz, President and Chief Merchandising Officer; and Joanne Crevoiserat, Chief Financial Officer.

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After our prepared remarks we will be available to take your questions for as long as time permits. We ask you to please limit yourself to one question so that we can speak to as many callers as possible. Before I begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. With that I hand the call over to Arthur for some opening remarks. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thank you, Brian. Good morning, everybody, and thank you for being with us today. While this quarter definitely reflects challenges in the near term, I am confident that the overall business is being well-managed and we remain optimistic about our long-term growth prospects as we continue to make progress in our strategies. Traffic was a clear and substantial headwind during the quarter, particularly in international markets and in our US flagship and tourist stores, resulting in negative comparable sales. Despite these headwinds, we were encouraged by our US business where comparable sales improved in the Hollister brand. In addition, our direct-to-consumer business was positive for the quarter, both domestically and internationally. Overall, we are very much in control of our business in these challenging times. We have increased gross margin rate on a constant currency basis and inventory and expense well-managed. In addition, improved conversion and improved customer satisfaction scores validate that our customer-centricity and assortment efforts are working. With our extensive work on brand positioning now complete, you will soon begin to see a clearer and consistent articulation in support of our brands as we go forward. As we look out to the rest of the year, the second quarter will remain challenging but we expect to see improved results in the back half as we drive returns from our intensified efforts to deliver customer-centric shopping experiences and compelling assortments. In addition, we are very pleased that we now have the new brand presidents and other key roles filled. With this strong team in place to propel our brands forward and capitalize on the many opportunities we see ahead of us, we are optimistic about the future. Before I turn the call over to Fran, I want to acknowledge Jonathan Ramsden, who has announced that he will be leaving the Company next month. On behalf of everyone here at A&F, I want to thank Jonathan for his service and contributions to our company over the past seven years. He has been a great asset to our company and we wish him well. Now I'll ask Fran to provide some more color around brand performance and strategic initiatives. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Thank you, Arthur, and good morning, everyone. Although traffic headwinds pressured the top line during the first quarter number, particularly in international markets, there were a number of positives that continued to affirm our convictions around our strategies. Our core US business, excluding flagship and tourist stores, was positive for the quarter, representing a slight improvement from last quarter. And while the international business decelerated significantly, driven by traffic, conversion was strong. These, along with improving customer satisfaction scores, indicate that the customer is responding positively to the efforts we have made around delivering customer-centric shopping experiences and compelling and differentiated assortments. In addition, we tightly managed the business with lower levels of clearance and reduced promotional intensity, which we see as an important part of our strategy to improve long-term brand health and positioning. While it hurt the top line somewhat, we are seeing the benefits in higher average unit retail and gross margin rates as we focus on long-term growth. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

We also made significant progress during the quarter as we continue to focus on six key components of our strategy. As you know, these include: being customer centric, delivering compelling and differentiated assortments, defining clear positioning for our brands, optimizing our brand reach and channel performance, continuing to improve efficiency and reduce expense, and ensuring we are organized to succeed. As we focus on delivering an improved customer experience, our new, fully-remodeled Hollister stores continue to show double-digit lift in traffic and sales. We now have 24 remodeled stores in our fleet and expect to roll out about 50 more before the end of the year with the majority of those occurring in the second quarter. We are also excited about the rollout of the extensive work we have done on brand positioning, which will be incorporated into every aspect of the customer experience as we go forward. Our focus for Hollister is to be the iconic brand for the global high school consumer, rooted in effortless California style with the products drawing on playful expression, natural style, and idealistic spirit. Our focus for A&F is to be positioned as the iconic American casual luxury brand for the twentysomething consumer with products crafted to reflect enduring quality and confident style. Brand positions will guide all elements of our businesses and are already being leveraged by internal teams to improve the focus through all aspects of product design and merchandising and in our brand experience. You'll begin to see this work in the back half of this year forward. Moving to our strategic focus of being organized to win, I am incredibly excited to welcome our two new brand presidents: Stacia Anderson, who will lead the Abercrombie & Fitch brand, and Kristin Scott, who will head up Hollister. Both have broad and deep retail experience where they have created very clearly defined brands and built successful businesses. I am confident that Stacia and Kristin will help harness the incredible passion, energy, and enthusiasm of our teams and help lead our brands forward. Now coming back to the quarter. Despite the overall negative comps, there were several highlights. Comp sales in Hollister brand in the US market improved and while seasonal categories, such as graphic tees, male knit shorts, and female skirts were weak during the quarter, we saw strength in other areas. On the female side of the business, comps remained positive in the US, led by continue strength in tops, as we invested in on-trend categories which drove strong performance in shirting and fashion tops. The customer also responded well to our jeans assortment and the emerging accessories category. Importantly, we did this while driving a healthier business with reduced levels of clearance and promotions during the quarter. While the male business lagged the female business, driven by continued weakness in tops, bottoms performed well, led by strength in pants and jeans. I was particularly pleased that the new A&F vintage chino statement sold as well as it did as the customer responded to the new fit, stretch fabric, and quality. And also we have seen improved performance in our new Hollister polo line as investments in marketing support for the category were key in driving customer awareness and stronger sell through. We are happy with the evolution of products under our new design leads. Early customer response has been encouraging as illustrated by our continued, positive conversion trends. I would like to thank the teams around the world and on our campus for their energy, enthusiasm, and commitment as we make continued progress on our journey this year in moving our brands forward. With that, I will hand it over to Joanne to add comments on the other strategic initiatives and to recap our first-quarter results. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Fran, and good morning, everyone. Fran touched on the progress we were making on a number of our strategic pillars. While we are driving improvement in our stores and our marketing to better engage our customers, we are also investing in DTC and omnichannel capabilities to create a seamless experience. In April, we rolled out click-and-collect capabilities to all full-price US stores. In addition, we expect to expand shipped from store internationally to Canada and the UK in the second quarter. Our customer has responded to these new capabilities and is increasingly leveraging these channels. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

We also expanded our brand reach through our second major franchise partnership with Majid Al Futtaim Fashion to establish a retail store presence in Saudi Arabia, Qatar, Bahrain, and Oman. We expect to open the first stores in Qatar in the first quarter of 2017 and in Saudi Arabia in the second half of 2017. In addition, during the quarter, we continued to shift to the higher margin made-for-outlet merchandise model with the conversion of 18 existing Hollister outlet stores. For the quarter, we saw an over 1,000 basis point improvement in gross margin over last year, which is driving significant EBIT growth and validates the scalable opportunity this channel presents. We also expect to announce an additional wholesale partnership in the coming months building on the successful partnerships we currently have with ASOS and [Next]. Last, continuous profit improvement continues to make strong progress within the Company, which once again enabled us to exceed our expense objectives for the quarter. Turning to our results for the quarter, net sales were $685 million, down 3% to last year. Foreign currency adversely impacted sales by approximately $2 million. Comp sales were down 4% for the quarter, primarily driven by international markets. Traffic was down globally, which more than offset positive conversion. As shown on page 5 of the investor presentation, by geography, comp sales for the quarter were down 2% in the US and down 7% in international markets. We saw significant declines in comp sales across most international markets driven by traffic, particularly in key tourist locations. In the US, comp sales were down slightly from our performance last quarter but improved in the Hollister brand. Overall, the core US business improved during the quarter, but was offset by weakness in flagship and tourist locations. By brand, comp sales for the quarter were down 8% for Abercrombie and were flat for Hollister. The female business outperformed male as we continued to see strength in the female tops business and the male tops business continued to be weak. Overall for the quarter, a planned reduction in clearance and fall carryover business was only partially offset by higher spring selling. Across brands, the direct-to-consumer and omnichannel business was positive for the quarter and grew to approximately 24% of total sales compared to 23% of total sales last year with growth in both our US and international businesses. I'll be recapping the rest of our results for the quarter compared to last year's adjusted non-GAAP results, which include -- exclude certain items, as detailed on page 4 of our investor presentation. There are no adjustments to the first-quarter results this year. Gross margin was 62.1%, 100 basis points higher than last year on a constant currency basis. The gross margin rate growth was driven by higher average unit retail in the US in both brands as in-store changes and approved assortments drove higher full-price selling and a reduction in promotional activity. Stores and distribution expense decreased $18 million from last year, due to expense reduction efforts and savings on lower sales. Marketing, general and administrative expense increased $9 million from last year, primarily due to higher legal, marketing, and other expenses. The operating loss for the quarter was $55 million compared to an adjusted operating loss of $52 million last year. The adverse effect from FX on operating loss for the quarter was approximately $5 million, including the adverse year-over-year impact from hedging of approximately $4 million. The effective tax rate for the quarter was 35%. Net loss per diluted share was $0.59 compared to an adjusted net loss per diluted share of $0.53 last year and included the year-over-year adverse effect from FX of approximately $0.05, net of hedging. Turning to the balance sheet, we ended the quarter with $491 million in cash and cash equivalents and gross borrowings outstanding of $293 million, compared to $383 million in cash and cash equivalents and $299 million in borrowings a year ago. We ended the quarter with total inventory down 1% compared to last year. Details of our store openings and closings for the quarter are included on page 8 and 9 of the investor presentation. At the end of the quarter we operated 745 stores in the US and 180 stores across Canada, Europe, Asia, and the Middle East. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

For fiscal 2016, we now expect comparable sales to remain challenging in the second quarter but to improve in the second half of the year. Adverse effects from foreign currency on sales of approximately $10 million and on operating income of approximately $15 million including the year-over-year impact from hedging. A gross margin rate up slightly to last year's adjusted non-GAAP rate of 61.9%, but down modestly in the second quarter as we lapped $5 million in hedging benefits last year. Operating expense dollars to be approximately flat to last year on an adjusted non-GAAP basis with investments in marketing, store management, and omnichannel offset by savings from expense reduction efforts. Based on the timing of those investments, we expect second-quarter operating expense dollars to be up 2% to 3% over last year's adjusted non-GAAP figure. We expect an effective tax rate in the mid to upper 30%s and a weighted average diluted share count of approximately 68 million shares, excluding the effect of potential share buybacks. Excluded from our outlook are the effects of certain potential items including, but not limited to, insurance recoveries, impairments, and other items. We continue to expect capital expenditures in the range of $150 million to $175 million for the full year, which includes approximately $70 million for new stores and store updates and continued significant investment of approximately $70 million in direct-to-consumer, omnichannel, and IT to support growth and profit improvement initiatives. In 2016 we expect to complete approximately 60 Hollister store interior remodels through the course of the year. During the first quarter, we remodeled 12 stores and we expect the majority of the remaining stores to be completed by the end of the second quarter. As Fran mentioned earlier, the Hollister prototype stores continued to perform well with traffic and sales up double digit relative to the control group. In addition, we plan to open approximately 15 full-price stores in 2016 including approximately 10 in international markets, primarily China, and five in the US. We also anticipate opening six new outlet stores, primarily in the US, and closing up to 60 stores in the US through natural lease expirations during 2016. I will now hand it back over to Arthur for some closing remarks. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thanks, Joanne. In closing, I want you to know that I and the Board believe that our team is taking the right steps to both manage our business through a challenging time and to position it for profitable growth. Even in this tough environment, we are seeing progress that gives us confidence in our strategy. Our people are energized and we look forward to the contributions of our new brand presidents and the other key hires we have made to augment the strong team we have already had in place. I'd like to thank everyone at Abercrombie & Fitch for their hard work and their dedication to moving our company forward. Let me now turn the call back to Brian. Brian Logan - Abercrombie & Fitch Co. - IR Thanks, Arthur. That concludes our prepared comments. At this time we will be happy to take your questions. As a reminder, please limit yourself to one question so that we can speak to as many of you as possible. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Matthew Boss, JPMorgan. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Christina Bradley - JPMorgan - Analyst Hi, it's Christina Bradley on for Matt. Thanks for taking our question. I just wanted to circle back on the international business. What do you think is driving such large traffic headwind internationally? If you could parse that out between the brands; where did you see that decelerate more, at Abercrombie or Hollister, and when do you think that you can start seeing an inflection there? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Christina; it's Joanne. I'll pick that one up. We did see a pretty significant step down in traffic internationally and it was very broad-based and likely due to a number of causes. The environment in Europe is very unsettled, likely caused by both currency, lower tourism; the Brexit is causing some uncertainty in those markets as well, so there are likely a lot of contributors. We were pleased that we continued to see strong conversion in our international markets and also our DTC business continued to be positive. And we are -- our international business overall is very positive with most of our stores there exceeding 20% four-wall margin rates. We expect to continue to drive improvement in those markets by focusing on our strategic initiatives including the focus on customer-centricity, improving the shopping experience in our stores, and the product improvements that we continue to expect moving forward. Christina Bradley - JPMorgan - Analyst Okay, thanks. Operator Adrienne Yih, Wolfe Research. Adrienne Yih - Wolfe Research - Analyst Good morning, everybody. I'm actually going to focus on Hollister international as well. I was wondering when do you anniversary the average initial retail reductions from last year. How far do they go into the second quarter and did those help prop up comps? I'm assuming, since you didn't call out Hollister international specifically, that that piece of the business was also under pressure. And then, Joanne, if you can just talk about monthly progression domestically of the comps in the United States and any differentials between warmer weather areas and the Northeast where we had some weather issues. Thank you so much. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Adrienne. Yes, in terms of the international markets, the Hollister price reductions really began -- we rolled that out fully in the back half of 2015, really with the back-to-school assortment. So we'll start to anniversary those at the end of the second quarter and into the third quarter this year. The traffic in international markets fell off pretty consistently across our markets and, again, is likely related to a lot of macro factors. And we did see it more prominently in our tourist locations. We are -- continue to see strong conversion and believe that the price adjustments that we made, 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

as well as the product changes and the changes that we're making to the store experience, particularly in Hollister international, will continue to help us drive the business internationally in that brand. In terms of the progression of comps, it's really difficult; we typically don't parse out our comps for the quarter, in the first quarter. It's really difficult between the promotion shifts and holiday shifts to make sense of it anyway. So -- okay? Thank you. Adrienne Yih - Wolfe Research - Analyst Okay, yes. Great, thank you very much. Operator Brian Tunick, Royal Bank of Canada. Kate Fitzsimons - RBC Capital Markets - Analyst This is Kate Fitzsimons on for Brian. Thanks for taking our questions. I guess just any color on what you are seeing here on the second quarter. We've just heard about some ongoing traffic challenges here in May in the US. Understanding what's going on in the international business, but also help us put it in context in terms of some of these remodels that you are putting into play. And just what gives you confidence that you can drive the back-half improvement in comps go forward? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, Kate, the -- second quarter, we do expect the second quarter to remain challenging for a couple of reasons. One, it is unclear when the traffic headwinds will abate. That is unclear at this point. We also, as you mentioned, are remodeling many more Hollister stores. We expect to remodel 50 more for the balance of the year, with the majority of those occurring in the second quarter. We closed those stores during -- for a period of time during the remodel, so that will weigh on our second-quarter top line. We expect the Q2 impact of that to be about $4 million, based on the period of time those stores will be closed. So the top-line impact is about $4 million related to the Hollister remodels. The EBIT impact of that -- there is a lot more that flows through EBIT, because we are still saddled with the fixed cost of those closed stores, so about $2 million we expect to flow through to the EBIT margin in the second quarter. However, those stores -- among the positives in the back half, those stores will be coming back online in the back half of the year and that will contribute to our confidence that the business will improve. Additionally, we're investing in marketing and expect some returns on those investments as we move into the back half of the year. Then we expect improvement in product with the escalating impact of our new design teams and we'll see that in the product as we move through the back half of the year. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman This is Arthur. I'd just like to add something to that. There is really no way for us to know when the traffic headwinds will cease or moderate or turn in the other direction, but what's important is what we're focused on, which is conversion of the traffic we do get into our stores. That's the key to successful business. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

And even though traffic may ebb and flow in the malls, the customers (technical difficulty) come across our threshold; we continue to increase our conversion with them, we can run a successful business. I'll leave it to the economists and other analysts to predict the traffic trends, but we're focused on what happens in our stores. Kate Fitzsimons - RBC Capital Markets - Analyst So I guess with that -- I guess longer term, as we're thinking about the ability to drive sustainable positive comps, like I understand there is volatility from quarter to quarter, but do you see longer-term positive comps just with ongoing conversion gains and AUR improvement? Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Kate, hi; it's Fran. Listen, the teams on campus are very focused on the product and the customer. With that energy and passion being committed to the product, we believe that we are giving our customers what they are looking for. We've been doing customer surveys. We've gotten very positive response back from our customer. We've also done some quantitative data around the world, which proved that our brands are very strong. So with that focus and continued effort, we believe that we will continue to see the conversion and the response from our customers. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO And also we continue to focus in all of our channels and we have a very well established footprint on the DTC business and continue to roll out omnichannel capability. So as customers' shopping preferences change, we want to create and are working to create a seamless experience that we can capture that customer in whatever channel they prefer to shop. Kate Fitzsimons - RBC Capital Markets - Analyst Great. Best of luck. Operator Tiffany Kanaga, Deutsche Bank. Tiffany Kanaga - Deutsche Bank - Analyst Thanks for taking my questions. Can you tell us about online sales and, in particular, how the slightly positive year-over-year growth in the quarter compares to your expectations? And what initiatives do you think can meaningfully drive online traffic and sales going forward? Do you see opportunity for online penetration to materially exceed current levels? Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Hi, Tiffany; it's Fran. Yes, we met our expectations on our online business. We continue to see growth in this channel. We currently penetrate at a significant level to our total business because we have made investments in this channel over time. We are creating a real seamless experience for our customer. We made a tremendous amount of progress last year on the Hollister site and on the complete experience that the customer has when they visit the site. We are currently working on all of those objectives for Abercrombie as well to bring those along as we move the brand positioning of Abercrombie forward. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Operator Neely Tamminga, Piper Jaffray. Neely Tamminga - Piper Jaffray - Analyst Great. Fran, I just want to build a little bit on that. So as we think through the timeline for your executives onboarding the presence of the various brands, obviously you've been involved very much on the core A&F brand, so could you help us understand what you would expect the trajectory of that brand to be throughout the course of this year? Does the brand go under review, kind of, as the new president comes in? How are you building that continuity so that Abercrombie has success in the back half? Thank you. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Sure, Neely. Yes, we have been very busy at the Abercrombie brand this particular quarter. Very excited about both of our brand presidents joining us. As we announced earlier in the week, Stacia will be here mid-June and Kristin will be joining us at the beginning of August. The teams on campus and myself, though, are really focused on moving forward. We have spent a lot of time this quarter working through our brand positioning, our convictions, our DNA. All of that work has started and is being thought through every day as the teams on campus put together their product assortments and think about the customer, as well as our associates in the store, so it really is a continued evolution of the brand. Operator Omar Saad, Evercore ISI. Omar Saad - Evercore ISI - Analyst Thank you. Good morning. Could you please maybe dive in a little bit deeper? It was interesting to hear you discuss the Abercrombie & Fitch brand positioning, I think in more detail than you have the past. And maybe dive in a little bit more deeper there on how it will inform and be reflected in the product, the store experience, marketing, digital communication, etc.? Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Sure, Omar; it's Fran. Yes, we have done pretty rigorous work over the past year on the Abercrombie brand, both in our position, which I mentioned earlier. We really believe that we can be the go-to brand for the twentysomething consumer for the American casual luxury consumer we believe Abercrombie is the iconic American casual luxury brand for that consumer. All of the touchpoints for our consumer from in-store to online will be affected by this conviction in our DNA. Again, listen, it is going to evolve over time. It is a work in progress; we're on a journey here. We're making progress each and every day, but the end goal is to have a completely seamless experience for our customer with that positioning. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Omar Saad - Evercore ISI - Analyst And is it fair to say that the -- if you think about it, you mentioned the word luxury, a higher-end positioning; is that fair to say -- are we interpreting that correctly? Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Well, the word luxury and casual luxury can be interpreted by the customer. We believe that we are offering them a value relative to the product. Based on the growth in our AUR and the conversion that we are seeing, the positioning that we have priced ourselves at we are getting acceptance at, so we will continue to do a good, better, best pricing in all of our assortments as we move forward. Omar Saad - Evercore ISI - Analyst Got it, thanks. Operator John Morris, BMO Capital Markets. John Morris - BMO Capital Markets - Analyst Thank you. Question for Arthur, I think, initially. Can you give us an update on the CEO search and thoughts about criteria, skill sets that you are looking for there, whether or not that's changed at all and how you are feeling about that? And then follow-up questions would be, diving a little bit deeper on the marketing strategy, maybe a little bit more color on where those investments are coming and what we would expect to see, which I assume is probably more towards the back half. And, Joanne, I think you mentioned changes to the store experience internationally. Does that include potentially a remodel program there as well and/or other elements of the change to that store experience? Thanks. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Okay, John; you got a three-fer there. John Morris - BMO Capital Markets - Analyst Yes. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman First of all, on the CEO situation, as we've stated pretty consistently here over the last six months, we are not actively engaged in a search for a CEO at this time. This does not mean, of course, that we will not appoint a CEO. We intend to appoint a CEO at a point that we think is right for the Company and right for the organization. I'm highly confident and very pleased with the team that we have in place, which we've just augmented significantly with our brand presidents. We think that team, acting as it has very collegiately and collaboratively, are going to be able to keep driving the business forward. So let me turn it back to Fran for the second part of your question. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Sure. Regarding marketing, I'm going to talk about some of the exciting things that happened in Q1, John. We are really committed to talking to our customer in the channels in which they communicate with us. For example, in Hollister last year and into Q1, we've been very innovative on Snapchat. Presidents' Day weekend we were the very first retailer to run a Lens and the Lens had over 150 million views from our customer. So things of that nature, where we can continue to innovate and partner with social, is very important to who our customer is. As we move forward, we will apply those same principles to Abercrombie as well and we are in the stages of really formulating what the back half of the year looks like at this point. For the third part of the question, I can send it over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, John, as it relates to store experience in international markets, many of the things that we rolled out last year, started rolling out last year impact the international markets as well, including the store manager incentive comp that has our stores' teams much more focused on their business and on their customer. Additionally, we've taken steps to improve the shopping experience in our stores including turning up the lights. That was one of the first things we did last year and we continue to get strong feedback from the customers. They're responding; they like the changes we're making. We've removed some props and made it much easier to shop. We have rolled out a couple of the Hollister remodels internationally and will continue to look for opportunities to do that on a case-by-case basis. We have also made some changes in a couple of our flagship locations also. Those are a case-by-case basis, but to improve the shopping experience generally in those locations internationally. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer John, I did a lot of traveling this quarter -- it's Fran again -- to visit many of our stores. And to Joanne's point, I was in the London flagship and the changes that we've made over the past six months there -- we've actually even taken down some barriers to entry in the store. We took a wall and a vestibule that was right in front as you walked in. The difference in the experiences that we're hearing from our customers is extremely positive. You walk in there today; it's a much more open, brighter experience for them. We've talked several times about even turning down the scent, but the associates were just so excited for me to see the changes. They communicated how positive the customers have been about it, so more to come. John Morris - BMO Capital Markets - Analyst Great. It looks great and nice work on the progress. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Thank you. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst Good morning, everyone, and my compliments on the assortments as well. I think they continue to look great. Just a couple of quick questions. Fran, I was wondering how you feel about the evolution of the A&F assortments as we go forward. I know your leadership for that brand came later and perhaps some assortments were already put to bed, but do you think the assortments reflect the positioning that you highlighted today, the American classic luxury brand, or will they require some tweaking? And when will we see that? And for Joanne, I was just wondering how the inventories were in the international markets, if they are higher than you expect. And given what we're hearing about traffic in Europe and other markets, I'm wondering how inventory levels are there. Are they on plan? Are they perhaps higher than expected? Thanks. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Sure, Janet; I'll take the first part. So, yes, there has been significant work to do within the Abercrombie brand over the past quarter. But the teams are really enthused and excited about where we're headed and what we believe in. We Launched this quarter a new khaki collection in men's that has been incredibly well-received. It was new fabrication, stretch, new fit, and the customer was very, very positive about it. And we continue to see momentum like that in our business. [Kristina's] actual collections start to come in in the back half of the second quarter, so again it will be an evolution, but we are laser focused on that brand positioning and we do have conviction behind it. Just to reiterate that it will have good, better, and best pricing, so we will have a nice balance in the assortment and we are excited about what we see going forward. Janet Kloppenburg - JJK Research - Analyst Thanks, Fran. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO And as it relates to inventory levels overall, we are happy with our inventory levels overall. Additionally, with the complexion of that inventory, the fall ownership is much lower even than last year and, if you remember, we're anniversarying a pretty big reduction in inventory from a year ago. So we were pleased in terms of where we're positioned today and expect to be clean coming out of the second quarter and ready to do business in the back half. Janet Kloppenburg - JJK Research - Analyst Thank you. Operator Anna Andreeva, Oppenheimer. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Anna Andreeva - Oppenheimer Capital - Analyst Great, thanks so much. Good morning. Maybe remind us how big is your foreign tourism business here in the US, either as a percent of sales or percent of the store footprint, and are you guys expecting that drag to moderate in the back half? Is that perhaps a part of the expectation for overall improvement in the back half? And follow-up on the gross margin expectation for down modestly for the second quarter. I guess what's driving that and should we expect inventories to still be down as we go through 2016? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO In terms of the impact of tourism, we don't have and haven't disclosed that level of detail in terms of the penetration in the US market. The back half, however, we are focused on improvement and do expect improvement based on a number of different factors, one being that we expect the investments we're making in marketing will begin to bear some fruit in the back half as well as the product that Fran talked about improving as we move to the back half. So we do expect improvement. And your second question was around --? Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Gross margin. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Q2 gross margin? Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Yes. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO The Q2 gross margin is really -- we are up against very significant benefits from hedging last year and the pressure on Q2 margin is almost entirely driven by lapping those hedging benefits from a year ago. Operator Randy Konik, Jefferies. Randy Konik - Jefferies - Analyst Yes, thanks a lot. I guess a couple things. I just want to focus on the international. Could you give first -- of the 180 stores first, how many of the 180 stores are below four-wall 20% margin? The second area around international is did you give color on disparity between Canada, Europe, and the rest of the world in terms of the comp trend? And then any other things? When you look at the DTC business internationally you talked about it being positive. There anything that stood out in the DTC from an international perspective? 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

I guess lastly, as you -- you made a comment on CapEx of $70 million related to IT DTC investment. Is that for more local currency websites or something like that? I just want to get color on what that's for. Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Okay. So let me see if I can remember all your questions. As it relates to our international store fleet, the large majority of our stores are very profitable, over 20% EBITDA or four-wall margins. There are very few that are below 10%, so the majority of our fleet, as I've mentioned, is very profitable. In terms of the Q1 comp trends, it was very consistent -- we saw a very consistent step down across Europe and Asia, so the changes we saw in the first quarter were very broad-based. Regarding international DTC business, we continue to leverage our capabilities internationally. We've spent a lot of our time and focus in building a robust DTC business internationally including localized websites, local language, local currency, and we continue to roll out capabilities that our customers are looking for. In the fourth quarter we rolled out click-and-collect in the UK, which is a very desired way to shop in the UK. We were pleased to have rolled that out actually also in the US in the first quarter and have been pleased with the customer demand we're seeing and the initial response to those capabilities. The CapEx spend in IT and DTC is -- it's all of those initiatives including our omnichannel rollout, updating our website to make them more adaptable, including local currency. We're also spending to improve mobile and make sure we can capture the increasing percent of our business that's coming through mobile, so more of our dollars are focused in that area. And we're also working to move the kids website onto the adult website as we tested that last year, and that proved to be an opportunity to drive more traffic and capture new customer for the kids brand. So a lot of different areas of focus. Really focused on the customer and how the customer is shopping, preferences they are changing. We want to stay ahead of that and drive our growth through those channels. Randy Konik - Jefferies - Analyst So may I ask, could you get the CapEx below $100 million in the near future, if possible? And then the four-wall margin stores below 10%, do you envision closing those stores, if at all, internationally? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Well, in terms of CapEx, our capital allocation philosophy remains to first invest in the business to drive our growth and put those dollars to work on the projects that drive the highest risk-adjusted return. We continue to see strong returns and have a list of projects that are instrumental to driving growth and we believe that will drive that $150 million to $200 million in CapEx every year as we move forward for the foreseeable future. I don't remember the second part of your question. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman It was about closing international stores (multiple speakers) percent margins. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Oh, yes. We continue to monitor our profitability in our stores and are laser focused on improving productivity and profitability as we go forward. I wouldn't want to speculate on any actions we are taking, but we do monitor our store base continuously and are focused on making the improvements that we need to make. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman I think that I'd just add only to that that the Company has shown over the past few years enormous discipline in reacting to economic realities. As stores failed to meet the appropriate hurdle rates and seemed to be doing so on a sustainable basis, there is no objection or fear here about closing them. Operator (Operator Instructions) Oliver Chen, Cowen and Company. Oliver Chen - Cowen and Company - Analyst Thanks a lot. Regarding speed, could you just brief us on your thoughts regarding speed and your supply chain and (inaudible) the customer from product and what you see happening there as you look to just to make sure to respond dynamically with how fast this customer is moving? This is related, but is there anything on the AUC side, AUC versus what kind of products you need to give the customers? Just because we're seeing retailers having to invest in product at the same time trying to keep AUC kind of moderate because customers want great product at good value as well. Thank you. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Sure. I'll take that question; it's Fran. Actually recently back from a trip to Asia to work with our vendors. I'm happy to tell you that we do have speed in our model. Our merchants and our planning team work diligently on keeping money open so we can respond to what's happening out in the marketplace, as well as having a read-and-react strategy. So we feel that that is already embedded in our philosophy and how we drive the business as we move forward. And with our new brand presidents onboard, potentially that could open up even more -- a bigger area of opportunity. We were able to this season -- for example, in the women's businesses at Abercrombie, we saw that off-the-shoulder tops and cold-shoulder tops were selling in our fashion business. We were able to react and get back into those fairly quickly. Regarding the AUC part of your question, yes, the first part of this year we did reinvest into the product and in the back half of the year we will see some AUC reductions as we move forward. Oliver Chen - Cowen and Company - Analyst Thank you. Best regards. Operator Marni Shapiro, The Retail Tracker. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Marni Shapiro - The Retail Tracker - Analyst Hi, guys. Congratulations. I can't -- I just have to be excited for one moment. You just slayed it with your red, white, and blue in Hollister; you won the holiday season for the summer. And your URL to IRL, you -- you are the only ones who actually got the terminology right; I love it. In your Snapchat. So I just wanted to talk about some costs, though. You talked about increased costs associated with direct to consumer. Is that all your distribution costs and things like free shipping when you run it, which I see you are running for the holiday, is that all related there? Or is that also the social media, the search, the call unit, obviously increased costs for search? Google has gotten more and more expensive, Facebook, and what have you. Can you just breakout where those two things fallout? And then just one more cost-related question. The new Hollister stores, are they a little bit -- are they more expensive or less expensive to operate because they are open? It seems intuitive that they would be a little less expensive because it's not a lot of rooms, but I'm just curious about that. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hey, Marni, as it relates to the cost that you're talking about, what we've been talking about are the investments that we're choosing to make in the DTC channel as well as the investments we're choosing to make in marketing. They're incremental investments related to returns we expect from those investments. In the DTC, it's on a number of different fronts including the omnichannel capabilities that we talked about rolling out and we're seeing nice customer response to some of those capabilities including click-and-collect. And as we mentioned, rolling that out to all US stores in the first quarter. We have that available in the UK. Ship from store we expect to roll out internationally in Canada and the UK next quarter, so it's in investments like that as well as improving our websites, our mobile (technical difficulty), and our app to make them more -- make that experience better for our customers and capture that business. And the marketing investments, as Fran mentioned, we're focused on speaking to our customer in the channels where they interface. We expect to invest more in marketing, particularly as we talk more about the brand positionings and communicate more clearly to our customer the specific brand positioning. Marni Shapiro - The Retail Tracker - Analyst Are all the social media and Google and all of that, does that fall into your marketing costs or is that part of the increased cost for DTC? And where is it falling in your -- is it all one (multiple speakers)? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO It's primarily -- yes, in marketing costs. Marni Shapiro - The Retail Tracker - Analyst Okay. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Related to the Hollister question that you had, actually those Hollister stores with the remodel are more productive. It's really less about how we are able to manage the stores from a sales associate coverage standpoint, but driving productivity overall. And we're seeing, as we mentioned, lift in traffic and sales. Those stores have more capacity as we remodel them and it is driving more productivity in those remodeled stores. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Hey, Marni; it's Fran. First of all, thank you for your excitement about our business. We're obviously excited as well. But the best benefit that we are seeing in our Hollister remodels is really about the customer. We have -- the sight line is so open now that when the customer walks into the store, the associate is able to service them much more readily and really be able to be much more efficient about it. As I mentioned earlier, we talk to our customers now through our voice of customer survey, which are these exit surveys that we do, and those particularly formatted stores get very positive feedback about the changes and the new format. Marni Shapiro - The Retail Tracker - Analyst That's fantastic; they look great. Best of luck, guys, this summer. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Thank you. Operator Betty Chen, Mizuho Securities. Alex Pham - Mizuho Securities - Analyst It's Alex Pham on for Betty. I was just wondering if you could talk a little bit more about guidance for challenging 2Q comp trends. Should we be expecting a similar level of decline as we've seen in the first quarter and any way that you guys can help us parse it out by brand? Then if we could touch upon the 2016 comp guidance for second-half improvement. Are there any major product or fashion callouts that could be helpful for fall? How should we think about comp drivers? Are we baking in traffic improvement or is it going to be further AUR and conversion? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO So, Alex, related to our Q2 outlook, we do expect the Q2 environment to remain challenging. It is unclear when traffic headwinds will abate and we also are remodeling significant number of Hollister stores that will be closed for a portion of the quarter, which will put pressure on the Q2 top-line numbers. That number is about $4 million, as I mentioned on the top line. In terms of the second half, those Hollister remodels we expect to come online in the second half and expect that to be part of the drivers. Overall, we do expect modest AUR improvement through continued better inventory management and the ability to step away from some promotional activity. We've had success over the last couple of quarters in moving AUR up. Conversion has remained strong and we expect the new product assortments from our new designers to continue that strong conversion trend. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

Operator Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group - Analyst Good morning, everyone. Can you tell us a little bit about, as you think about back to school and denim, how are you planning denim and how you're thinking about the category, both in terms of pricing and especially relative to Hollister and Abercrombie? With the increased AUCs, what are you seeing in the tops business and what are you looking for there going forward to drive sales? Thank you. Fran Horowitz - Abercrombie & Fitch Co. - President & Chief Merchandising Officer Dana; it's Fran. Regarding denim, yes, denim for back-to-school is always a strong period for us in that category. To your point, more so in the Hollister brand where it's a much bigger piece of the business than it is for Abercrombie. And we continue to believe that we are doing the right thing to the product from an innovation and fabric perspective as well as [fit]. As far as the tops business goes, yes, we are continuing to have positive success in the women's business in our tops business, both our shirting and our fashion businesses were strong in both brands for the quarter. And as we go forward, we will continue to focus on those opportunities. Operator Richard Jaffe, Stifel. Richard Jaffe - Stifel Nicolaus - Analyst Thanks and thanks very much, guys, and my congratulations. Could you spend a little time on the outlet center business, on its opportunity by brand -- by Hollister, by Abercrombie -- and perhaps the chance to grow it further and perhaps grow it online? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, Richard, the outlet business, we were pleased this quarter to have converted another 18 stores in Hollister to the made-for-outlet model. The made-for-outlet model, from a margin standpoint, has been an incredible win for us and continues to drive improvement. We see that as the model going forward. We've been pleased with the demand for our brands and outlet centers and continue to believe that there is room for growth. Our growth in the outlet channel will be measured, however, to make sure that we strike the right balance between outlet stores and full price stores as we continue the growth. Richard Jaffe - Stifel Nicolaus - Analyst Any specifics about numbers by brand? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO No, we don't disclose that level of detail. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MAY 26, 2016 / 12:30PM, ANF - Q1 2016 Abercrombie & Fitch Co Earnings Call

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